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                        LIBERTY FINANCIAL COMPANIES, INC.
                 EXHIBIT 12 - STATEMENT RE COMPUTATION OF RATIOS
                                 ($ in millions)

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                                                                                             THREE MONTHS ENDED
                                                                                                  MARCH 31
                                                                                          -------------------------
                                                                                             2001         2000
                                                                                          ----------- -------------
Earnings:
   Pretax income                                                                             $  0.8        $ 62.4
   Add fixed charges:
       Interest on indebtedness                                                                15.2           9.8
       Portion of rent representing the interest factor                                         1.6           1.2
       Accretion to face value of redeemable
             convertible preferred stock                                                         --           0.2
                                                                                             ------        ------
   Sub-total of income as adjusted                                                             17.6          73.6
       Interest on fixed annuities and financial products                                     148.5         127.3
                                                                                             ------        ------
    Total income as adjusted                                                                 $166.1        $200.9
                                                                                             ======        ======

Fixed charges:
   Interest on indebtedness                                                                   $15.2          $9.8
   Portion of rent representing the interest factor                                             1.6           1.2
   Accretion to face value of redeemable
          convertible preferred stock                                                            --           0.2
                                                                                             ------        ------
   Sub-total of fixed charges                                                                  16.8          11.2
   Interest on fixed annuities and financial products                                         148.5         127.3
                                                                                             ------        ------
   Combined fixed charges                                                                     165.3         138.5
   Preferred stock dividends                                                                    0.2           0.3
                                                                                             ------        ------
   Fixed charges and preferred stock dividends                                               $165.5        $138.8
                                                                                             ======        ======

Ratio of earnings to fixed charges:

   Excluding interest on fixed annuities and financial  products                             1.05 x        6.57 x
                                                                                             ======        ======

   Including interest on fixed annuities and financial products                              1.00 x        1.45 x
                                                                                             ======        ======

Ratio of earnings to combined fixed charges and preferred stock dividends:

   Excluding interest on fixed annuities and financial products                              1.04 x        6.40 x
                                                                                             ======        ======

   Including interest on fixed annuities and financial  products                             1.00 x        1.45 x
                                                                                             ======        ======
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